Exhibit 10.50

RESPIRONICS, INC.

2000 STOCK INCENTIVE PLAN

as amended on May 23, 2003

The purposes of the 2000 Stock Incentive Plan (the “Plan”) are to encourage eligible individuals to increase their efforts to make Respironics, Inc. (the “Corporation”) and its Subsidiaries more successful, to provide an additional inducement for such individuals to remain with the Corporation or a Subsidiary, to reward such individuals by providing an opportunity to acquire shares of the Common Stock, par value $.01 per share, of the Corporation (the “Common Stock”) on favorable terms and to provide a means through which the Corporation may attract able persons to enter the service of the Corporation or one of its Subsidiaries as employees, consultants or directors. For the purposes of the Plan, the term “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 1

Administration

The Plan shall be administered by a Committee (the “Committee”) appointed by the Board of Directors of the Corporation (the “Board”) and consisting of not less than two members of the Board, each of whom at the time of appointment to the Committee and at all times during service as a member of the Committee shall be both (1) a “non-employee director” as then defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule and (2) an “outside director” as then defined in the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision. Notwithstanding the foregoing, unless otherwise determined by the Board, the Board shall administer the Plan, and otherwise exercise the same authority as the Committee, with respect to grants to members of the Board who are not employees of the Corporation or any Subsidiary (“Non-Employee Directors”).

The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan.

The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.

SECTION 2

Eligibility

Those employees of the Corporation or any Subsidiary who share responsibility for the management, growth or protection of the business of the Corporation or any Subsidiary shall be eligible to be granted stock options (with or without cash payment rights) and to receive restricted shares as described herein. Non-Employee Directors and consultants who share responsibility for the management, growth or protection of the business of the Corporation shall be eligible to be granted nonstatutory stock options, as described herein. Eligible employees, Non-Employee Directors and consultants are collectively referred to herein as “Participants”.

Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to grant stock options (with or without cash payment rights) and to award restricted shares as described herein and to determine the Participants to whom any such grant shall be made and the number of shares to be covered thereby. In determining the eligibility of any Participant, as well as in determining the number of shares covered by each grant of a stock option or restricted shares and whether cash payment rights shall be granted in conjunction with a stock option, the Committee shall consider the position and the responsibilities of the Participant being considered, the nature and value to the Corporation or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Corporation or a Subsidiary and such other factors as the Committee may deem relevant. Notwithstanding any other provision contained in the Plan except for Section 5(G)(x) and Sections 8(A)(5)(b) and (c), with regard to Non-Employee Directors, the selection of those Non-Employee Directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option shall be as hereinafter provided, and the Committee and the Board shall have no discretion as to such matters.

SECTION 3

Shares Available under the Plan

The aggregate net number of shares of Common Stock which may be issued and as to which grants of stock options or restricted shares may be made under the Plan is 1,400,000 shares, subject to adjustment and substitution as set forth in Section 7. If any stock option is exercised by delivering previously owned shares in payment of the option price, the number of shares so delivered to the Corporation shall again be available for purposes of the Plan. If any stock option is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject thereto shall again be available for purposes of the Plan. If shares of Common Stock are forfeited to the Corporation pursuant to the restrictions applicable to restricted shares, the shares so forfeited shall again be available for purposes of the Plan. The shares which may be issued under the Plan may be either authorized but unissued shares or treasury shares or partly each, as shall be determined from time to time by the Board.

The maximum aggregate number of shares of Common Stock which shall be available for the grant of stock options and restricted shares to any one individual under the Plan during any calendar year shall be limited to 400,000 shares. The limitation in the preceding sentence shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

SECTION 4

Grant of Stock Options, Cash Payment

Rights and Awards of Restricted Shares

The Committee shall have authority, in its discretion, (a) to grant “incentive stock options” pursuant to Section 422 of the Code, to grant “nonstatutory stock options” (i.e., stock options which do not qualify under Sections 422 or 423 of the Code) or to grant both types of stock options (but not in tandem) and (b) to award restricted shares. The Committee also shall have the authority to grant cash payment rights in conjunction with nonstatutory stock options with the effect provided in Section 5(E). Cash payment rights may not be granted in conjunction with incentive stock options. Cash payment rights granted in conjunction with a nonstatutory stock option may be granted either at the time the stock option is granted or at any time thereafter during the term of the stock option.

Notwithstanding any other provision contained in the Plan or in any stock option agreement, but subject to the possible exercise of the Committee’s discretion contemplated in the last sentence of this Section 4, the aggregate fair market value, determined as provided in Section 5(I) on the date of grant, of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year under all plans of the corporation employing such employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. If the date on which one or more of such incentive stock options could first be exercised would be accelerated pursuant to any provision of the Plan or any stock option agreement, and the acceleration of such exercise date would result in a violation of the restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such incentive stock options shall be accelerated only to the date or dates, if any, that do not result in a violation of such restriction and, in such event, the exercise dates of the incentive stock options with the lowest option prices shall be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the $100,000 restriction set forth in the first sentence of this paragraph and even if such incentive stock options are thereby converted in whole or in part to nonstatutory stock options.

SECTION 5

Terms and Conditions of Stock Options

and Cash Payment Rights

Stock options and cash payment rights granted under the Plan shall be subject to the following terms and conditions:

(A) The purchase price at which each stock option may be exercised (the “option price”) shall be such price as the Committee, in its discretion, shall determine but shall not be less than one hundred percent (100%) of the fair market value per share of the Common Stock covered by the stock option on the date of grant, except that in the case of an incentive stock option granted to an employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Subsidiary (a “Ten Percent Employee”), the option price shall not be less than one hundred ten percent (110%) of such fair market value on the date of grant. For purposes of this Section 5(A), an individual (i) shall be considered as owning not only shares of stock owned individually but also all shares of stock that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual is a shareholder, partner or beneficiary.

(B) The option price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order), which may include cash forwarded through a broker or other agent-sponsored exercise or financing program; provided, however, that in lieu of such cash the person exercising the stock option may (if authorized by the Committee at the time of grant in the case of an incentive stock option, or at any time in the case of a nonstatutory stock option) pay the option price in whole or in part by delivering to the Corporation shares of Common Stock having a fair market value on the date of exercise of the stock option, determined as provided in Section 5(I), equal to the option price for the shares being purchased; except that (i) any portion of the option price representing a fraction of a share shall in any event be paid in cash and (ii) no shares of Common Stock which have been held for less than six months may be delivered in payment of the option price of a stock option. Delivery of shares of Common Stock in payment of the exercise price of a stock option, if authorized by the Committee, may be accomplished through the effective transfer to the Corporation of shares of Common Stock held through a broker or other agent. If the person exercising a stock option participates in a broker or other agent-sponsored exercise or financing program, the Corporation will cooperate with all reasonable procedures of the broker or other agent to permit participation by the person exercising the stock option in the exercise or financing program. Notwithstanding any procedure of the broker or other agent-sponsored exercise or financing program, if the option price is paid in cash, the exercise of the stock option shall not be deemed to occur and no shares of Common Stock will be issued until the Corporation has received full payment in cash (including check, bank draft or money order) for the option price from the broker or other agent. The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised.

(C) Subject to Section 8(B), a stock option granted to an employee or a consultant shall become exercisable at such time or times and/or upon the occurrence of such event or events as may be determined by the Committee. Unless otherwise determined by the Committee and reflected in the stock option agreement with an employee or a consultant, a stock option shall be exercisable from its date of grant. No stock option shall be exercisable after the expiration of ten years (five years in the case of an incentive stock option granted to a Ten Percent Employee) from the date of grant. A stock option to the extent exercisable at any time may be exercised in whole or in part.

(D) On the first business day following the date an individual, who was not immediately preceding such date a member of the Board, becomes a Non-Employee Director, such Non-employee Director shall automatically and without further action by the Board or the Committee be granted a nonstatutory stock option to purchase 10,000 shares of Common Stock, subject to adjustment and substitution as set forth in Section 7. On the third business day following the day of each annual meeting of the shareholders of the Corporation, each Non-Employee Director shall automatically and without further action by the Board or the Committee be granted a nonstatutory stock option to purchase 6,500 shares of Common Stock, subject to adjustment and substitution as set forth in Section 7. If the number of shares remaining available for the grant of stock options under the Plan is not sufficient for each Non-Employee Director to be granted an option for 6,500 shares (or the number of adjusted or substituted shares pursuant to Section 7), then each Non-Employee Director shall be granted an option for a number of whole shares equal to the number of shares then remaining available divided by the number of Non-Employee Directors, disregarding any fractions of a share. Subject to Section 8(B) and Section 5(G), no stock option granted to a Non-Employee Director shall be exercisable by a grantee until the first anniversary of the grant thereof, at which time it shall become exercisable for 25% of the shares covered thereby and shall thereafter be exercisable for an additional 25% of the shares covered thereby on the second anniversary of the grant thereof and shall thereafter be exercisable for the remaining 50% of the shares covered thereby on the third anniversary of the grant thereof, such limitations being calculated, in the case of any resulting fraction, to the nearest lower whole number of shares. Subject to Section 5(G) providing for earlier termination of a stock option, any stock option granted to a Non-Employee Director and not exercised in the year eligible shall continue to be exercisable thereafter until the end of the term of such stock option.

Notwithstanding the foregoing provisions of this Section 5(D), a Non-Employee Director shall not be granted a nonstatutory stock option pursuant to the second sentence of Section 5(D) of this Plan in any year in which the Non-Employee Director has been granted a nonstatutory stock option pursuant to the Corporation’s 1991 Non-Employee Directors’ Stock Option Plan (the “1991 Plan”) in the same year; provided that, in the event that the number of shares covered by the option granted to such Non-Employee Director under the 1991 Plan for such year was less than 6,500 shares of Common Stock, as adjusted and substituted as set forth in Section 5 of the 1991 Plan, then such Non-Employee Director shall be granted a nonstatutory stock option pursuant to this Plan for the amount of any such deficiency.

(E) Cash payment rights granted in conjunction with a nonstatutory stock option shall entitle the person who is entitled to exercise the stock option, upon exercise of the stock option or-any portion thereof, to receive cash from the Corporation (in addition to the shares to be received upon exercise of the stock option) equal to (1) such percentage (not greater than 100%) as the Committee, in its discretion, shall determine of the excess of the fair market value of a share of Common Stock on the date of exercise of the stock option over the option price per share of the stock option, multiplied by (2) the number of shares covered by the stock option, or portion thereof, which is exercised. Payment of the cash provided for in this Section 5(E) shall be made by the Corporation as soon as practicable after the time the amount payable is determined.

(F) No incentive stock option and, except to the extent otherwise determined by the Committee and reflected in the stock option agreement or an amendment thereto, no nonstatutory stock option shall be transferable by the grantee otherwise than by Will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death. All incentive stock options and, except to the extent otherwise determined by the Committee and reflected in the stock option agreement or an amendment thereto, all nonstatutory stock options shall be exercisable during the lifetime of the grantee only by the grantee.

(G) Subject to the provisions of Section 4 in the case of incentive stock options, unless the Committee, in its discretion, shall otherwise determine in the case of grants of stock options to employees and consultants:

(i) If the employment of a grantee who is not disabled within the meaning of Section 422(c)(6) of the Code (a “Disabled Grantee”) is voluntarily terminated with the consent of the Corporation or a Subsidiary or a grantee who is an employee retires under any retirement plan of the Corporation or a Subsidiary, any then outstanding incentive stock option held by such grantee shall be exercisable by the grantee (but only to the extent exercisable by the grantee immediately prior to the termination of employment) at any time prior to the expiration date of such incentive stock option or within three months after the date of termination of employment, whichever is the shorter period;

(ii) If the employment or consulting relationship of a grantee who is not a Disabled Grantee is voluntarily terminated with the consent of the Corporation or a Subsidiary or a grantee who is an employee retires under any retirement plan of the Corporation or a Subsidiary, any then outstanding nonstatutory stock option of such grantee (whether or not then held by the grantee) shall be exercisable (but only to the extent exercisable immediately prior to the grantee’s termination of employment or termination of the consulting relationship) at any time prior to the expiration date of such nonstatutory stock option or within one year after the date of termination of service, whichever is the shorter period;

(iii) If a grantee ceases to be a Non-Employee Director of the Corporation for any reason other than resignation, removal for cause or death, any then outstanding nonstatutory stock option of such grantee (whether or not then held by the grantee) shall be exercisable (but only to the extent exercisable by the grantee immediately prior to ceasing to be a Non-Employee Director) at any time prior to the expiration date of such stock option or within four years after the date the grantee ceases to be a Non-Employee Director, whichever is the shorter period; provided that, for purposes of determining when an outstanding stock option held by a grantee who ceases to be a Non-Employee Director shall be exercisable, the anniversary date of the grant of such option in the year in question shall be deemed to be the date immediately preceding the date on which the annual meeting of shareholders of the Corporation is held in that year, and further provided that, in the case such grantee is a Disabled Grantee, any then outstanding nonstatutory stock option shall be exercisable for such period whether or not exercisable by the grantee immediately prior to ceasing to be a Non-Employee Director;

(iv) If the employment or consulting relationship of a grantee who is a Disabled Grantee is voluntarily terminated with the consent of the Corporation or a Subsidiary, any then outstanding stock option of such grantee (whether or not then held by the grantee) shall be exercisable in full (whether or not so exercisable immediately prior to the grantee’s termination of employment or the consulting relationship) at any time prior to the expiration date of such stock option or within one year after the date of termination of service, whichever is the shorter period;

(v) Following the death of a grantee during employment or a consulting relationship, any stock option of the grantee outstanding at the time of death shall be exercisable in full (whether or not so exercisable immediately prior to the death of the grantee) by the person entitled to do so under the Will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the grantee (or, in the case of a nonstatutory stock option, if permitted under the stock option agreement, by the grantee’s inter vivos transferee) at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period;

(vi) Following the death of a grantee during service as a Non-Employee Director, any stock option of the grantee outstanding at the time of death shall be exercisable in full (whether or not so exercisable immediately prior to the death of the grantee) by the person entitled to do so under the Will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the grantee (or, if permitted under the stock option agreement, by the grantee’s inter vivos transferee) at any time prior to the expiration date of such stock option or within two years after the date of death, whichever is the shorter period;

(vii) Following the death of a grantee after termination of employment or a consulting relationship or after ceasing to be a Non-Employee Director and during a period when a stock option is exercisable, any stock option of the grantee outstanding at the time of death shall be exercisable (but only to the extent the stock option was exercisable immediately prior to the death of the grantee) by such person entitled to do so under the Will of the grantee or by such legal representative (or, in the case of a nonstatutory stock option, by such inter vivos transferee) at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period;

(viii) Unless the exercise period of a stock option following termination of employment has been extended as provided in Section 8(C), if the employment of a grantee terminates for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary or death, all stock options of the grantee outstanding at the time of such termination of employment (whether or not then held by the grantee) shall automatically terminate;

(ix) If the consulting relationship of a grantee terminates for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary or death, all stock options of the grantee outstanding at the time of such termination (whether or not then held by the grantee) shall automatically terminate; and

(x) Unless otherwise determined by the Board in the case of a resignation, if during his or her term of office as a Non-Employee Director a grantee resigns from the Board or is removed from office for cause, any outstanding stock option of the grantee (whether or not then held by the grantee) which is not exercisable by the grantee immediately prior to resignation or removal shall terminate as of the date of resignation or removal, and any outstanding stock option of the grantee (whether of not then held by the grantee) which is exercisable by the grantee immediately prior to resignation or removal shall be exercisable by the grantee (or, if permitted under the stock option agreement, by the grantee’s inter vivos transferee) at any time prior to the expiration date of such stock option or within 90 days after the date of resignation or removal, whichever is the shorter period.

Whether termination of employment is a voluntary termination of employment with the consent of the Corporation and whether a grantee is a Disabled Grantee shall be determined, in each case, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding. Retention by the Corporation of a consultant shall terminate when the consultant is notified in writing by the Corporation of the termination of his retention as a consultant.

If a grantee of a stock option engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment or service as a Non-Employee Director) which is in competition with the Corporation or any of its Subsidiaries, the Committee may immediately terminate all outstanding stock options of the grantee (whether or not such stock options are then held by the grantee); provided, however, that this sentence shall not apply if the exercise period of a stock option following termination of employment has been extended as provided in Section 8(C). Whether a grantee has engaged in the operation or management of a business which is in competition with the Corporation or any of its Subsidiaries shall also be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

(H) All stock options and cash payment rights shall be confirmed by an agreement, or an amendment thereto, which shall be executed by the Corporation and the grantee.

(I) For all purposes under the Plan, fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon): (a) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (b) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the Exchange Act on which the Common Stock is listed, or (c) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of Common Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use (“NASDAQ”). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 5(I). If the fair market value of the Common Stock cannot be determined on the basis previously set forth in this Section 5(I) on the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the Common Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

(J) The obligation of the Corporation to issue shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock shares may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

Subject to the foregoing provisions of this Section and the other provisions of the Plan, any stock option granted under the Plan to employees or consultants may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 5(H), or an amendment thereto.

SECTION 6

Terms and Conditions of Restricted Shares

Restricted share awards shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall set forth the number of shares of Common Stock awarded, the restrictions imposed thereon (including, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber such shares while such shares are subject to other restrictions imposed under this Section 6), the duration of such restrictions, the events (which may, in the discretion of the Committee, include performance-based events) the occurrence of which would cause a forfeiture of the restricted shares in whole or in part and such other terms and conditions as the Committee in its discretion deems appropriate. Restricted share awards shall be effective only upon execution of the applicable restricted share agreement by the Corporation and the grantee.

Following a restricted share award and prior to the lapse or termination of the applicable restrictions, the Committee shall deposit share certificates for such restricted shares in escrow. Upon the lapse or termination of the applicable restrictions (and not before such time), the grantee shall be issued or transferred share certificates for the restricted shares. From the date a restricted share award is effective, the grantee shall be a shareholder with respect to all the shares represented by such certificates and shall have all the rights of a shareholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares, subject only to the restrictions imposed by the Committee.

If an awardee of restricted shares engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Corporation or any of its Subsidiaries, the Committee may immediately declare forfeited all restricted shares held by the grantee as to which the restrictions have not yet lapsed; provided, however, that this sentence shall not apply if the lapse of the restrictions applicable to the restricted shares has been accelerated as provided in Section 8(D). Whether a grantee has engaged in the operation or management of a business which is in competition with the Corporation or any of its subsidiaries shall also be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

SECTION 7

Adjustment and Substitution of Shares

If a dividend or other distribution shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any outstanding stock options, the number of shares of Common Stock which may be issued under the Plan but are not then subject to outstanding stock options and the maximum number of shares as to which stock options or restricted shares may be granted and as to which shares may be awarded during any calendar year under Section 3, shall be adjusted by adding thereto the number of shares of Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution. Shares of Common Stock so distributed with respect to any restricted shares held in escrow shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the restricted shares on which they were distributed.

If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any then outstanding stock option, and for each share of Common Stock which may be issued under the Plan but which is not then subject to any outstanding stock option, the number and kind of shares of stock or other securities (and in the case of outstanding options, the cash or other property) into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable. Unless otherwise determined by the Committee in its discretion, any such stock or securities, as well as any cash or other property, into or for which any restricted shares held in escrow shall be changed or exchangeable in any such transaction shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the restricted shares in respect of which such stock, securities, cash or other property was issued or distributed.

In case of any adjustment or substitution as provided for in this Section 7, the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction), cash or other property to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share or other unit shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

If the outstanding shares of the Common Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to shareholders of the Common Stock, (a) the Committee shall make any adjustments to any then outstanding stock option which it determines are equitably required to prevent dilution or enlargement of the rights of optionees which would otherwise result from any such transaction, and (b) unless otherwise determined by the Committee in its discretion, any stock, securities, cash or other property distributed with respect to any restricted shares held in escrow or for which any restricted shares held in escrow shall be exchanged in any such transaction shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the restricted shares in respect of which such stock, securities, cash or other property was distributed or exchanged.

No adjustment or substitution provided for in this Section 7 shall require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution. Owners of restricted shares held in escrow shall be treated in the same manner as owners of Common Stock not held in escrow with respect to fractional shares created by an adjustment or substitution of shares, except that, unless otherwise determined by the Committee in its discretion, any cash or other property paid in lieu of a fractional share shall be subject to restrictions similar to those applicable to the restricted shares exchanged therefor.

If any such adjustment or substitution provided for in this Section 7 requires the approval of shareholders in order to enable the Corporation to grant incentive stock options, then no such adjustment or substitution shall be made without the required shareholder approval. Notwithstanding the foregoing, in the case of incentive stock options, if the effect of any such adjustment or substitution would be to cause the stock option to fail to continue to qualify as an incentive stock option or to cause a modification, extension or renewal of such stock option within the meaning of Section 424 of the Code, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Committee, in its discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such incentive stock option.

In the case of an adjustment in the number of shares of Common Stock set forth in Section 5(D) of the Plan on account of a dividend or other distribution declared upon the Common Stock payable in shares of the Common Stock, the adjustment provided for in the first paragraph of this Section 7 may not be given any or only limited effect with respect to awards subsequent to the date of the adjustment if the Board should determine at the time of such dividend or other distribution that no or a specified limited adjustment would be more appropriate for purposes of the Plan. Similarly, the adjustment provided for in the second paragraph of this Section 7 may be given a specified limited effect if the Board should determine at the time of the transaction otherwise occasioning such adjustment such limited effect would be more appropriate for purposes of the Plan.

SECTION 8

Additional Rights in Certain Events

(A) Definitions.

For purposes of this Section 8, the following terms shall have the following meanings:

(1) The term “Person” shall be used as that term is used in Sections 13(d) and 14(d) of the Exchange Act.

(2) Beneficial Ownership shall be determined as provided in Rule 13d-3 under the Exchange Act as in effect on the effective date of the Plan.

(3) “Voting Shares” shall mean all securities of a company entitling the holders thereof to vote in an annual election of Directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote); and a specified percentage of “Voting Power” of a company shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote).

(4) “Tender Offer” shall mean a tender offer or exchange offer to acquire securities of the Corporation (other than such an offer made by the Corporation or any Subsidiary), whether or not such offer is approved or opposed by the Board.

(5) “Section 8 Event” shall mean the date upon which any of the following events occurs:

(a) The Corporation acquires actual knowledge that any Person other than the Corporation, a Subsidiary or any employee benefit plan(s) sponsored by the Corporation has acquired the Beneficial Ownership, directly or indirectly, of securities of the Corporation entitling such Person to 20% or more of the Voting Power of the Corporation;

(b) The occurrence of the date provided for in action by the Board or the Committee, if any, to accelerate the exercise date of stock options and/or to release restrictions on restricted shares with respect to any award, following the making of a Tender Offer to acquire securities of the Corporation entitling the holders thereof to 20% or more of the Voting Power of the Corporation; or

(c) The occurrence of the date provided for in action by the Board or the Committee, if any, to accelerate the exercise date of stock options and/or to release restrictions on restricted shares with respect to any award, following the making of a solicitation subject to Rule 14a-11 under the Exchange Act (or any successor Rule) relating to the election or removal of 50% or more of the members of any class of the Board by any person other than the Corporation; or

(d) The shareholders of the Corporation shall approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Corporation as a result of which the shareholders of the Corporation immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 10% of the consolidated assets of the Corporation immediately prior to the transaction;

provided, however, that (i) if securities beneficially owned by a grantee are included in determining the Beneficial Ownership of a Person referred to in paragraph 5(a), (ii) a grantee is required to be named pursuant Item 2 of the Schedule 14D-1 (or any similar successor filing requirement) required to be filed by the bidder making a Tender Offer referred to in paragraph 5(b) or (iii) if a grantee is a “participant” as defined in 14a-11 under the Exchange Act (or any successor Rule) in a solicitation (other than a solicitation by the Corporation) referred to in paragraph 5(c), then no Section 8 Event with respect to such grantee shall be deemed to have occurred by reason of such event.

(B) Acceleration of the Exercise Date of Stock Options.

Subject to the provisions of Section 4 in the case of incentive stock options, unless the agreement referred to in Section 5(H), or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, in case any “Section 8 Event” occurs all outstanding stock options (other than those held by a person referred to in the proviso to Section 8(a)(5)) shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

(C) Extension of the Expiration Date of Stock Options.

Subject to the provisions of Section 4 in the case of incentive stock options and to the extent any stock options are exercisable on the date of the grantee’s termination of employment, unless the agreement referred to in Section 5(H), or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, all stock options held by a grantee (other than a grantee referred to in the proviso to Section 8(a)(5)) whose employment with the Corporation or a Subsidiary terminates within one year of any Section 8 Event for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary or death shall be exercisable for a period of three months from the date of such termination of employment, but in no event after the expiration date of the stock option.

(D) Lapse of Restrictions on Restricted Share Awards.

If any “Section 8 Event” occurs prior to the scheduled lapse of all restrictions applicable to restricted share awards under the Plan (other than those held by a person referred to in the proviso to Section 8(a)(5)), then unless the agreement referred to in Section 6, or an amendment thereto, shall otherwise provide, all such restrictions shall lapse upon the occurrence of any such “Section 8 Event” regardless of the scheduled lapse of such restrictions.

SECTION 9

Effect of the Plan on the Rights of Participants and the Corporation

Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any employee, consultant or Non-Employee Director any right to be granted a stock option (with or without cash payment rights) or to be awarded restricted shares under the Plan. Nothing in the Plan, in any stock option, in cash payment rights granted under the Plan, in any restricted share award under the Plan or in any agreement providing for any of the foregoing shall confer any right to any employee to continue in the employ of the Corporation or any Subsidiary or any consultant or Non-Employee Director to continue as a consultant or Non-Employee Director of the Corporation or interfere in any way with the rights of the Corporation or any Subsidiary to terminate the employment of any employee or relationship with a consultant at any time or with the rights of the shareholders of the Corporation or the Board to elect and remove Non-Employee Directors.

SECTION 10

Amendment

The right to amend the Plan at any time and from time to time and the right to revoke or terminate the Plan are hereby specifically reserved to the Board; provided that no amendment of the Plan shall be made without shareholder approval (1) if the effect of the amendment is (a) to make any changes in the class of employees eligible to receive incentive stock options under the Plan, (b) to increase the number of shares with respect to which incentive stock options may be granted under the Plan or (2) if shareholder approval of the amendment is at the time required (a) by the rules of the NASDAQ National Market System or any stock exchange on which the Common Stock may then be listed or (b) for stock options granted under the Plan to qualify as “performance based compensation” as then defined in the regulations under Section 162(m) of the Code. No alteration, amendment, revocation or termination of the Plan shall, without the written consent of the holder of a stock option, cash payment rights or restricted shares theretofore awarded under the Plan, adversely affect the rights of such holder with respect thereto.

SECTION 11

Effective Date and Duration of Plan

The effective date and date of adoption of the Plan shall be September 29, 2000, the date of adoption of the Plan by the Board, provided that such adoption of the Plan by the Board is approved by a majority of the votes cast at a duly held meeting of shareholders held on or prior to September 28, 2001 at which a quorum representing a majority of the outstanding voting stock of the Corporation is, either in person or by proxy, present and voting. No stock option granted under the Plan may be exercised, and no restricted shares may be awarded until after such approval. No stock option or cash payment rights may be granted and no restricted shares may be awarded under the Plan subsequent to September 29, 2010.

SECTION 12

Withholding

Income or employment taxes may be required to be withheld by the Corporation or a Subsidiary in connection with the exercise of a stock option, upon a “disqualifying disposition” of the shares acquired upon exercise of an incentive stock option, at the time restricted shares are granted or vest or upon the receipt by the grantee of cash in payment of cash payment rights or dividends, if any, on restricted stock which has not vested. To the extent required by applicable Federal, state, local or foreign law, the grantee shall make arrangements satisfactory to the Corporation, in its discretion for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Corporation shall not be required to issue any Common Stock or make any cash payment under the Plan until such obligations are satisfied.